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                                                                      EXHIBIT 21

Subsidiaries of the Company

         The following is a list of subsidiaries of the Company as of December 31, 2001 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

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
                                                                        STATE OR COUNTRY
NAME OF SUBSIDIARIES OF THE COMPANY                                     OF ORGANIZATION
-----------------------------------                                     ---------------
MP Pumps, Inc.                                                            Michigan
Tecumseh do Brasil, Ltda.                                                 Brazil
      Tecumseh do Brasil Europe Srl.                                      Italy
      Tecumseh do Brasil USA                                              Delaware
Tecumseh Products Company of Canada, ltd.                                 Canada
Tecumseh Products Company, Engine & Transmission Group, Dunlap            Tennessee
  Operations, Inc.
Douglas Products, Inc.                                                    Georgia
Tecumseh France S.A.                                                      France
      Tecumseh Europe S.A.                                                France
           L'Unite Hermetique-Far East SDN. BHD.                          Malaysia
           Societe Des Moteurs Electriques de Normandie S.A.              France
           Societe Immobiliere de Construction de la Verpilliere          France
      Tecumseh Services EURL S.A.                                         France
Tecumseh Products Company, International Division, Inc. (FSC)             Virgin Islands
Tecumseh Europa, S.p.A.                                                   Italy
      Societe T.I.G.E.R.                                                  France
      Tecumseh Deutschland GmbH                                           Germany
      Tecumseh Service France                                             France
      Tecumseh U.K. Limited                                               United Kingdom
Little Giant Pump Company                                                 Oklahoma
Trenton Division, Inc.                                                    Tennessee
Vitrus, Inc.                                                              Rhode Island
Tecumseh Products India, Ltd.                                             India
MOTOCO, a.s.                                                              Czech Republic
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